EXHIBT 10.3
AMENDMENT TO
PREFERRED STOCK CONVERSION AGREEMENT

This AMENDMENT TO PREFERRED STOCK CONVERSION AGREEMENT (this “Amendment”) is entered into as of September 2, 2020, by and among The Providence Service Corporation (the “Company”), on the one hand and Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Coliseum Capital Co-Invest, L.P. (“CCC”) and Blackwell Partners LLC – Series A (“Blackwell”, each a “Preferred Stockholder” and collectively, the “Preferred Stockholders”) and CCP, CCP2 and Blackwell (each a “Common Stockholder” and collectively, the “Common Stockholders” and the Common Stockholders together with the Preferred Stockholders, the “Holders” and each a “Holder”). All capitalized terms used herein and not otherwise defined herein shall have the meaning(s) ascribed to them in that certain Preferred Stock Conversion Agreement, dated as of June 8, 2020, by and between the Company and the Holders (the “Conversion Agreement”).
RECITALS
WHEREAS, the Company and the Holders are parties to the Conversion Agreement; and
WHEREAS, pursuant to Section 22 of the Conversion Agreement, the Company and the Holders desire to amend the Conversion Agreement as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:
1.Amendment of Schedule 4. Schedule 4 of the Conversion Agreement is hereby amended and restated in its entirety as follows:

SCHEDULE 4

Name of Holder	Remainder Preferred Shares	Post-Initial Conversion Common Shares
Coliseum Capital Partners, L.P.	14,877.00	877,795.00
Coliseum Capital Partners II, L.P.	2,428.00	261,300.00
Blackwell Partners LLC - Series A	2,818.00	402,960.00
Coliseum Capital Co-Invest, L.P.	7,386.00	252,603.00
Total:	27,509.00	1,794,658.00

2.Agreement as Amended. The term “Agreement” as used in the Conversion Agreement shall be deemed to refer to the Conversion Agreement as amended hereby. Except as expressly set forth herein, the Conversion Agreement shall remain in full force and effect and otherwise shall be unaffected hereby, and each of the Company and the Holders shall continue to be subject to its terms and conditions.

3.Governing Law. All terms of and rights under this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
4.Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart to this Amendment.
5.Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.
THE PROVIDENCE SERVICE CORPORATION
By:/s/ Kathryn Stalmack
Name: Kathryn Stalmack
Title: SVP, General Counsel
COLISEUM CAPITAL PARTNERS, L.P.
By: Coliseum Capital, LLC, its general partner
By:/s/ Christopher Shackelton
Name: Christopher Shackelton
Title: Manager
COLISEUM CAPITAL PARTNERS II, L.P.
By: Coliseum Capital, LLC, its general partner
By:/s/ Christopher Shackelton
Name: Christopher Shackelton
Title: Manager
COLISEUM CAPITAL CO-INVEST, L.P.
By: Coliseum Capital, LLC, its general partner
By:/s/ Christopher Shackelton
Name: Christopher Shackelton
Title: Manager
BLACKWELL PARTNERS LLC – SERIES A
By: Coliseum Capital Management, LLC – Attorney-in-Fact
By:/s/ Christopher Shackelton
Name: Christopher Shackelton
Title: Manager